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                                                                    Exhibit (1)

                  AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT



                                                   December 2, 1993



       Reference is made to a Distribution Agreement, dated October 11, 1991 (the "Distribution Agreement"), among BanPonce Financial Corp. (the "Company"), BanPonce Corporation (the "Guarantor") and Merrill Lynch, Pierce, Fenner & Smith Incorporated and CS First Boston Corporation (each, an "Agent and collectively, the "Agents") relating to the issue and sale by the Company of its Medium-Term Notes. The Company, the Corporation and each of the Agents hereby agree to amend said Distribution Agreement by inserting the following at the end of Section 1(a) thereof:


                It is understood that if from time to time the Company is approached by a prospective agent offering to solicit a specific purchase of Notes, the Company may engage such agent with respect to such specific purchase, provided that (i) such agent is engaged on terms substantially similar (including the same commission schedule as set forth hereto as Schedule A) to the applicable terms of this Agreement and (ii) each Agent is given notice of such purchase promptly, including the terms thereof and a copy of the agreement setting forth the terms of engagement of such agent by the Company, in each case after the purchase is agreed to.

       Except as otherwise expressly provided herein, the Distribution Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

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        IN WITNESS WHEREOF, the parties hereto have cause this Amendment No. 1 to the Distribution Agreement to be executed on their behalf as of the day and year first above written.

                                         BANPONCE FINANCIAL CORP.



                                         By:
                                             -------------------------------

                                         BANPONCE CORPORATION



                                         By:
                                             -------------------------------

                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                     INCORPORATED



                                         By:
                                             -------------------------------

                                         CS FIRST BOSTON CORPORATION



                                         By:
                                             -------------------------------



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